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                           EXHIBIT 99.1


 [DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION LETTERHEAD]

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                       PNCMS Series 1997-2
                  30 Year Fixed Rate Collateral

Loan Type:               30-Year Fixed Rate

Aggregate Prin Balance:  $180,000,000             +/- 5%

Approx Gross WAC:        8.25%                    +/- 20bps

WAM:                     356                      +/- 2%

WA LTV:                  79%                      +/- 2%

Single Family:           80%

Cash-Out Refi:           15%

Documentation:           70% Full

Geographics:             40% California

Subordination:           5.25%                     +/- 50bps

Compensating Interest:   Yes

Rating:                  AAA

Settlement:              February 97

                        Internal Use Only
               Not for Distribution Outside of DLJ
              Whole Loan Desk (Rich Winter) -- x8373

THE ANALYSES, CALCULATIONS AND VALUATIONS USED HEREIN ARE BASED ON CERTAIN ASSUMPTIONS AND DATA PROVIDED BY THIRD PARTIES WHICH MAY VARY FROM THE ACTUAL CHARACTERISTICS OF THE POOL. DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION MAKES NO REPRESENTATION THAT SUCH ANALYSES OR CALCULATIONS ARE ACCURATE OR THAT SUCH VALUATIONS REPRESENT LEVELS WHERE ACTUAL TRADES MAY OCCUR. INVESTORS SHOULD RELY ON THE INFORMATION CONTAINED IN OR FILED WITH THE PROSPECTUS/PROSPECTUS SUPPLEMENT.

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The computational materials contained herein and the data on which they are based are preliminary and subject to change. Actual sales of the securities described herein will be made only pursuant to the terms set forth in a final prospectus.